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                                                                    Exhibit 23.2


                   CONSENT OF GERSTEN, SAVAGE & KAPLOWITZ, LLP

         The undersigned, Gersten, Savage & Kaplowitz, LLP, hereby consents to the use of our name and of our opinion for NetJewels.com, Inc. (the "Company") as filed with its Registration Statement on Form S-1, and any amendments thereto.



January 18, 2000                            /s/ Gersten, Savage & Kaplowitz, LLP
                                            ------------------------------------
                                                Gersten, Savage & Kaplowitz, LLP